UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 25, 2024

Poseida Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39376	47-2846548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9390 Towne Centre Drive, Suite 200
San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 779-3100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PSTX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 25, 2024, Poseida Therapeutics, Inc., a Delaware corporation (the “Company” or “Poseida”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Roche Holdings, Inc., a Delaware corporation (“Parent”) and Blue Giant Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will (and Parent will cause Merger Sub to) commence a tender offer (the “Tender Offer”) no later than December 10, 2024, to acquire all of the issued and outstanding shares (the “Shares”) of common stock of the Company, par value $0.0001 per share (“Company Common Stock”), at an offer price of (i) $9.00 per Share in cash (the “Cash Amount”), and (ii) one non-tradeable contingent value right per Share (a “CVR”), which will represent the right to receive certain contingent cash payments of up to an aggregate amount of $4.00 per Share upon the achievement of specified milestones, subject to and in accordance with the terms and conditions of, a Contingent Value Right Agreement substantially in the form attached as Annex B to the Merger Agreement (the “CVR Agreement”), as further described below under the heading “—CVR Agreement” (the Cash Amount plus one CVR collectively, the “Tender Offer Consideration”), in each case, without interest and subject to any applicable withholding taxes.

The obligation of Merger Sub to accept for payment and acquire any Shares validly tendered and not validly withdrawn pursuant to the Tender Offer (the time of such acceptance for payment, the “Acceptance Time”) is subject to the satisfaction or waiver of customary conditions as set forth in the Merger Agreement, including (i) there being validly tendered and not validly withdrawn in accordance with the terms of the Tender Offer (and “received” as defined in Section 251(h) of the General Corporation Law of the State of Delaware (“DGCL”)) that number of Shares that, when added to any Shares owned by Parent and its affiliates (excluding any Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received” as defined in Section 251(h) of the DGCL), represent at least one more Share than 50% of the total number of Shares outstanding at the time of the expiration of the Tender Offer and (ii) completion of regulatory review. Parent and Merger Sub’s obligations to consummate the transactions contemplated by the Merger Agreement are not subject to any financing condition.

Following the completion of the Tender Offer, and subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”) pursuant to Section 251(h) of the DGCL, with the Company continuing as the surviving corporation in the Merger. At the effective time of the Merger (the “Effective Time”), each Share (other than (i) Shares held by the Company or any subsidiary of the Company (or held in the Company’s treasury), (ii) Shares held by Merger Sub or Parent or any subsidiary of Parent, (iii) Shares irrevocably accepted to be acquired in the Tender Offer and (iv) Shares held by stockholders of the Company who have properly exercised and perfected a demand for appraisal under the DGCL) will be converted into the right to receive the Tender Offer Consideration, without interest and subject to any applicable withholding taxes (the “Merger Consideration”).

Each of the Company’s stock options exercisable into shares of Company Common Stock (the “Company Options”) that is outstanding as of immediately prior to the Effective Time will fully vest and become exercisable as of immediately prior to, and conditioned upon the occurrence of, the Effective Time. As of the Effective Time:

(i)

each unexercised outstanding Company Option that has an exercise price per share that is less than the Cash Amount will be cancelled and converted into the right to receive, (A) an amount in cash (without interest and subject to any applicable withholding tax) equal to the product of (1) the excess, if any, of the Cash Amount over the exercise price per share of such Company Option and (2) the number of shares of Company Common Stock underlying such Company Option and (B) one CVR in respect of each share of Company Common Stock underlying such Company Option (collectively, the “Option Consideration”);

(ii)

each unexercised outstanding Company Option that has an exercise price per share that is equal to or greater than the Cash Amount but less than $13.00 will not be entitled to any payment of the Cash Amount but will be cancelled and converted into the right to receive the CVR included in the Option Consideration with respect to each share of Company Common Stock underlying such Company Option, and therefore may become entitled to receive (without interest and subject to any applicable withholding tax), at each time a milestone payment becomes due and payable in accordance with the terms of the CVR Agreement, an amount in cash equal to the product of (A) the total number of shares of Company Common Stock underlying such Company Option, multiplied by (B) the amount, if any, by which (1) the Cash Amount plus the amount of such milestone payment plus the amount of any other milestone payments that previously became due and payable under the terms of the CVR Agreement exceeds (2) the exercise price per share with respect to such Company Option plus the milestone payment amounts, if any, previously paid in respect of each CVR granted in respect of such Company Option; and

(iii)	each unexercised outstanding Company Option that has an exercise price per share that is equal to or greater than $13.00 will be cancelled without any payment being made in respect thereof.

Each of the Company’s awards of restricted stock units (the “Company RSUs”) that is outstanding as of immediately prior to the Effective Time (other than any 2025 Company RSUs (as defined below)) will, as of immediately prior to, and conditioned upon the occurrence of, the Effective Time, fully vest and be cancelled and converted into the right to receive, at the Effective Time, (A) an amount in cash (without interest and subject to any applicable withholding tax) equal to the product of (1) the Cash Amount and (2) the number of shares of Company Common Stock subject to such Company RSU and (B) one CVR in respect of each share of Company Common Stock subject to such RSU (collectively, the “RSU Consideration”). Each Company RSU that is granted prior to the Effective Time and during the calendar year ending December 31, 2025 to an employee as a long-term equity incentive grant (each, a “2025 Company RSU”) that is outstanding as of immediately prior to the Effective Time will be cancelled and converted into the right to receive, without interest, the RSU Consideration, which will vest and become payable in accordance with the vesting schedule and terms and conditions applicable to such 2025 Company RSU immediately prior to the Effective Time.

In accordance with the terms of each outstanding warrant to purchase shares of Company Common Stock (each, a “Company Warrant”), any shares of Company Common Stock underlying such Company Warrant exercised as of immediately prior to the Acceptance Time, and contingent upon the occurrence of the Acceptance Time, will be treated in the same manner as each Share outstanding immediately prior to the Effective Time, and any Company Warrant that is not exercised prior to the Acceptance Time and any Company Warrant outstanding as of immediately prior to the Acceptance Time that has an exercise price per share equal to or greater than the Cash Amount will expire and terminate automatically as of immediately prior to the Acceptance Time without any payment being made in respect thereof.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. From the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, except as permitted by certain exceptions, the Company has agreed to operate its business in the ordinary course and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement.

The Company has also agreed to customary “no-shop” restrictions on its ability to solicit acquisition proposals from third parties and engage in discussions or negotiations with third parties regarding acquisition proposals. Notwithstanding these restrictions, the Company may under certain circumstances provide information with respect to the Company to and participate in discussions or negotiations with third parties with respect to an unsolicited bona fide written acquisition proposal if the board of directors of the Company (the “Company Board”) has determined in good faith that such acquisition proposal constitutes or would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement) and, after consultation with its outside counsel, that the failure to take such action would be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable law. The Merger Agreement also requires that the Company Board recommend that the stockholders of the Company accept the Tender Offer and tender their Shares to Merger Sub pursuant to the Tender Offer (the “Company Board Recommendation”) and that the Company Board not, among other things, (i) fail to make, withhold, withdraw or amend or modify in a manner adverse to Parent, or publicly propose to withhold, withdraw or amend or modify in a manner adverse to Parent, the Company Board Recommendation, (ii) adopt, approve, recommend, endorse or otherwise declare advisable the adoption of any acquisition proposal or (iii) resolve, agree or publicly propose to take any such actions (each such foregoing action or failure to act, a “Change in Company Board Recommendation”). Notwithstanding these restrictions, the Company Board is permitted, prior to the Acceptance Time and subject to the terms and conditions set forth in the Merger Agreement, to (A) effect a Change in Company Board Recommendation if there is an Intervening Event (as defined in the Merger Agreement)

if the Company Board concludes in good faith, after consultation with outside counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law or (B) effect a Change in Company Board Recommendation or terminate the Merger Agreement in response to an acquisition proposal that did not result from a material breach of the Company’s “no-shop” restrictions under the Merger Agreement if the Company Board concludes in good faith, after consultation with outside counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law and, after consultation with its financial advisor, that the acquisition proposal constitutes a Superior Proposal, subject in each case to certain matching rights in favor of Parent.

The Merger Agreement includes a remedy of specific performance for the parties thereto. The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including (i) termination by the Company if the Company Board authorizes the Company prior to the Acceptance Time to enter into a definitive agreement providing for a Superior Proposal or (ii) termination by Parent due to a Triggering Event (as defined in the Merger Agreement), which includes a Change in Company Board Recommendation, the Company will be required to pay a termination fee of an amount in cash equal to $33,420,000. The Merger Agreement also provides that Parent will be required to pay a reverse termination fee of an amount in cash equal to $33,420,000 in certain circumstances relating to the failure to obtain regulatory approvals or clearances required to consummate the transactions contemplated by the Merger Agreement.

The Company Board has unanimously (i) determined that the transactions contemplated by the Merger Agreement and the CVR Agreement, including the Tender Offer and the Merger, are advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of transactions contemplated thereby, including the Tender Offer and the Merger, and approved the CVR Agreement and the transactions contemplated thereby, (iii) resolved that the Merger will be effected under Section 251(h) of the DGCL, and (iv) resolved to make the Company Board Recommendation.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference. The Merger Agreement has been filed to provide information to investors regarding its terms. The Merger Agreement is not intended to provide any other factual information about the Company, Parent or Merger Sub, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Tender Offer, the Merger or the other transactions contemplated therein. The Merger Agreement and this summary should not be relied upon as disclosure about the Company, Parent or Merger Sub. None of the Company’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are qualified in important part by confidential disclosure schedules delivered by the Company to Parent and Merger Sub in connection with the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or investors or may have been used for the purpose of allocating risk between the parties to the Merger Agreement instead of establishing these matters as facts. Accordingly, investors should consider the information in the Merger Agreement in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

CVR Agreement

Pursuant to the Merger Agreement, at or prior to the Acceptance Time, Parent and a duly qualified rights agent mutually agreeable to Parent and the Company (the “Rights Agent”) will enter into the CVR Agreement governing the terms of the CVRs issued pursuant to the Tender Offer and the Merger. The Rights Agent will maintain an up-to-date register of the holders of CVRs (the “Holders”). Holders shall not be permitted to transfer the CVRs (subject to certain limited exceptions as set forth in the CVR Agreement).

Each CVR represents the right to receive the following contingent cash payments, without interest, subject to any applicable withholding taxes (each, a “Milestone Payment”), conditioned upon the achievement of the following milestone conditions within the following specified time periods:

(i)

$2.00 per Share, upon the initiation of the first pivotal study of a P-BCMA-ALLO1 product for the treatment of any indication (“Milestone 1”), if Milestone 1 is achieved on or before December 31, 2028 (the “Milestone 1 Outside Date”).

(ii)

$1.00 per Share, upon initiation of the first pivotal study of a P-CD19CD20-ALLO1 product or of a P-BCMACD19-ALLO1 product for the treatment of an autoimmune indication, including systemic lupus erythematosus or multiple sclerosis (“Milestone 2”), if Milestone 2 is achieved on or before December 31, 2034 (the “Milestone 2 Outside Date”).

(iii)

$1.00 per Share, upon the first commercial sale of a P-BCMA-ALLO1 product for the treatment of any indication (“Milestone 3”), if Milestone 3 is achieved on or before December 31, 2031 (the “Milestone 3 Outside Date” and together with the Milestone 1 Outside Date and the Milestone 2 Outside Date, each, a “Milestone Outside Date”).

Parent (directly or through its affiliates) is obligated to use, and to obligate its licensees to use, certain specified commercially reasonable efforts to (i) initiate one pivotal study of a P-BCMA-ALLO1 product for the treatment of any indication and (ii) initiate one phase II clinical trial or one pivotal study of a P-CD19CD20-ALLO1 product for the treatment of multiple sclerosis or systemic lupus erythematosus and, is obligated to refrain from any conduct that is undertaken with the express intent of avoiding the achievement of any milestone described above or the achievement of any milestone described above prior to its applicable Milestone Outside Date. Parent’s obligations to use such commercially reasonable efforts shall terminate in full with respect to the foregoing clause “(i)”, on the earlier to occur of the achievement of Milestone 1 or December 31, 2028, and with respect to the foregoing clause “(ii)”, on the earlier to occur of (x) the initiation of either such phase II clinical trial or such pivotal study or (y) December 31, 2031. Parent is not obligated to use, and is not obligated to obligate its licensees to use such specified commercially reasonable efforts with respect to the achievement of Milestone 3. There can be no assurance that any of Milestone 1, Milestone 2 or Milestone 3 will be achieved on or before the Milestone 1 Outside Date, Milestone 2 Outside Date or Milestone 3 Outside Date, respectively, or that any Milestone Payments will be made.

The foregoing description of the form of CVR Agreement is not complete and is qualified in its entirety by reference to the form of CVR Agreement, a copy of which is included as Annex B to the Merger Agreement filed as Exhibit 2.1 to this report and incorporated by reference herein.

Tender and Support Agreements

On November 25, 2024, in connection with the execution of the Merger Agreement, certain stockholders of the Company (collectively, the “Supporting Stockholders”), in each case, in their capacity as a stockholder of the Company, entered into Tender and Support Agreements with Parent (the “Support Agreements”). Under the terms of the Support Agreements, the Supporting Stockholders have agreed, among other things, to tender their Shares in the Tender Offer, vote their Shares against any action that is intended or would reasonably be expected to impede or interfere with transactions contemplated by the Merger Agreement at any annual or special meeting of the stockholders of the Company, or in connection with any action proposed to be taken by written consent of the stockholders of the Company, not to transfer any of their Shares (subject to certain exceptions), to waive and not to exercise any appraisal rights in respect of such Shares that may arise with respect to the Merger and not to commence or join, and to take all actions to opt out of, any class action with respect to claims against Parent, Merger Sub, the Company or their affiliates relating to the Merger Agreement or the transactions contemplated thereby. As of November 25, 2024, the Supporting Stockholders beneficially owned an aggregate of approximately 18.3% of the outstanding Shares. The Support Agreements will terminate upon termination of the Merger Agreement, the Effective Time and certain other specified events.

The foregoing description of the Support Agreements is not complete and is qualified in its entirety by reference to the full text of the form of Support Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On November 25, 2024, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Additional Information and Where to Find It

The Tender Offer described in this communication has not yet commenced. This communication is for information purposes only and is neither an offer to buy nor a solicitation of an offer to sell any securities of the Company, nor is it a substitute for the Tender Offer materials that Parent and Merger Sub will file with the SEC. The solicitation and the offer to buy shares of the Company Common Stock will only be made pursuant to a Tender Offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Parent and Merger Sub intend to file with the SEC. In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Tender Offer.

Once filed, investors will be able to obtain the Tender Offer statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of the Company on Schedule 14D-9 and related materials with respect to the Tender Offer and the Merger, free of charge at the website of the SEC at www.sec.gov or from the information agent named in the Tender Offer materials. Investors may also obtain, at no charge, the documents filed with or furnished to the SEC by the Company under the “Investors & Media” section of the Company’s website at www.poseida.com.

Stockholders and investors are strongly advised to read these documents when they become available, including the Solicitation/Recommendation Statement of the Company on Schedule 14D-9 and any amendments thereto, as well as any other documents relating to the Tender Offer and the Merger that are filed with the SEC, carefully and in their entirety prior to making any decisions with respect to whether to tender their shares into the Tender Offer because they contain important information, including the terms and conditions of the Tender Offer.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this document constitute forward-looking statements within the meaning of the federal securities laws. Any express or implied statements that do not relate to historical or current facts or matters are forward-looking statements. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Such forward-looking statements include those relating to the ability to complete and the timing of completion of the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the Tender Offer and the other conditions to the consummation of the subsequent Merger set forth in the Merger Agreement, and the possibility of any termination of the Merger Agreement. The forward-looking statements contained in this document are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from current expectations because of, among other things, risks associated with uncertainties as to the timing of the Tender Offer and the subsequent Merger; uncertainties as to how many of the Company’s stockholders will tender their Shares in the Tender Offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the Tender Offer or the subsequent Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Tender Offer or the subsequent Merger; the risk of legal proceedings being brought in relation to the transactions and the outcome of such proceedings; the effects of disruption from the transactions of the Company’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees and business partners;

the possibility that the milestone payments related to the contingent value right will never be achieved and that no milestone payment may be made; the Company’s reliance on third parties for various aspects of its business; risks and uncertainties associated with development and regulatory approval of novel product candidates in the biopharmaceutical industry; risks associated with conducting clinical trials; whether any of the Company’s product candidates will be shown to be safe and effective; the Company’s ability to finance continued operations; competition in the Company’s target markets; and uncertainties pertaining to other business effects, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates and changes in tax and other laws, regulations, rates and policies. The foregoing factors should be read in conjunction with the risks and cautionary statements discussed or identified in the Company’s reports on Forms 10-K, 10-Q and 8-K and in other public filings the Company makes with the SEC from time to time. The reader is cautioned not to unduly rely on these forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof, and the Company expressly disclaims any intent or obligation to update or revise publicly these forward-looking statements except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1*	Agreement and Plan of Merger, dated as of November 25, 2024, by and among Poseida Therapeutics, Inc., Roche Holdings, Inc. and Blue Giant Acquisition Corp.

10.1	Form of Tender and Support Agreement.

99.1	Press Release of Poseida Therapeutics, Inc., dated November 25, 2024.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

*

Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poseida Therapeutics, Inc.

Date: November 26, 2024	By:	/s/ Harry J. Leonhardt, Esq.
	Name:	Harry J. Leonhardt, Esq.
	Title:	General Counsel, Chief Compliance Officer & Corporate Secretary